Exhibit 10.17

Amendment No. 1 to Master Agreement for Manufacturing Services

This Amendment No. 1 (this “Amendment”), effective as of June 16, 2020, amends certain provisions of the Master Agreement for Manufacturing Services dated March 16, 2020, between Artiva Biotherapeutics, Inc. (“Company”), having its principal place of business at 4747 Executive Drive, Suite 1150, San Diego, CA 92121 and Green Cross Cell Corporation, a Korean corporation (“Manufacturer”), with its principal place of business located at 107, lhyeon-ro 30 beon-gil, Giheung- gu, Yongin-si, Gyeonggi-do, 16924, Republic of South Korea (hereinafter the “Original Agreement”).

WHEREAS, Artiva and Manufacturer find it in their respective interests to amend the provisions of the Original Agreement as set forth below.

NOW THEREFORE, for consideration duly given, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the following:

1.	Except as expressly amended hereby, the Original Agreement shall continue to remain in full force and effect in accordance with its terms.

2.	Section 10.2 of the Original Agreement is hereby deleted in its entirety and replaced with the following:

“Termination of Agreement At Will. Artiva may terminate this Agreement at any time without cause upon six (6) months’ prior written notice to Manufacturer. Artiva may terminate any Work Order at any time without cause upon sixty (60) days’ prior written notice to Manufacturer.”

3.

This Amendment may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document. The Parties agree that signatures transmitted by electronic means (e.g. facsimile or a scanned version of the executed agreement in PDF format attached to an e-mail) shall bind the Parties. This Amendment is otherwise governed by the terms and conditions of the Original Agreement, except as amended hereby.

IN WITNESS WHEREOF, each of the undersigned parties have had this Amendment executed by its duly authorized representatives.

ARTIVA BIOTHERAPEUTICS, INC.		MANUFACTURER

By:	/s/ Thomas J. Farrell	By:	/s/ Duckjoo Lee
Printed Name: Thomas J. Farrell		Printed Name: Duckjoo Lee
Title: President & CEO		Title: CEO

Amendment No. 1 — Master Agreement for Manufacturing Services